UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

B.F. Saul Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-7184	52-6053341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(301) 986-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 3, 2006, B.F. Saul Real Estate Investment Trust (the “Trust”) amended its Amended and Restated Advisory Contract with B.F. Saul Company (the “Advisory Contract”). Effective as of January 1, 2006, the monthly advisory fee under the Advisory Contract has been increased to $579,000. No other provision of the Advisory Contract was amended. B.F. Saul Company is the holder of greater than 50% of each of the Trust’s outstanding common and preferred shares. All of the senior officers of the Trust and a majority of the trustees of the Trust are also officers and/or directors of Saul Company.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10. (a)	Amendment No. 1 to Amended and Restated Advisory Contract, made as of April 3, 2006, by and among the Trust and B.F. Saul Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.F. SAUL REAL ESTATE INVESTMENT TRUST

By:	/s/ B. Francis Saul III
Name:	B. Francis Saul III
Title:	Senior Vice President and Secretary

Dated: April 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
10. (a)	Amendment No. 1 to Amended and Restated Advisory Contract, made as of April 3, 2006, by and among the Trust and B.F. Saul Company